Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-145208-01 on Form S-3 of our report dated February 27, 2009, relating to the financial statements and financial statement schedule of South Carolina Electric & Gas Company appearing in this Annual Report on Form 10-K of South Carolina Electric & Gas Company for the year ended December 31, 2008.

/s/Deloitte & Touche LLP
Columbia, South Carolina
March 6, 2009